EXHIBIT 4.7
AMENDMENT NO. 2 TO WARRANT AGREEMENT
     This Amendment No. 2 to the Warrant Agreement (this “Amendment”), is made as of November 29, 2006, by and between Freedom Acquisition Holdings, Inc., a Delaware corporation, with offices at 1114 Avenue of the Americas, 41st Floor, New York, New York 10036 (the “Company”) and Continental Stock Transfer & Trust Company, a New York corporation, with offices at 17 Battery Place, New York, New York 10004 (the “Warrant Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Warrant Agreement, dated as of July 20, 2006 and amended on November 9, 2006, between the Company and the Warrant Agent (the “Warrant Agreement”).
     WHEREAS, the Company and the Warrant Agent entered into the Warrant Agreement, whereby the Warrant Agent agreed to act on behalf of the Company in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants and the Company provided for the form and provisions of the Warrants, the terms upon which the Warrants shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and
     WHEREAS, on the date hereof, the Company effected a four-fifths split of its Common Stock and in connection therewith, only the Warrant Price, but not the Floor Price (as defined herein), otherwise adjusts pursuant to the adjustment provisions in Section 4 of the Warrant Agreement; and
     WHEREAS, the Company and the Warrant Agent desire to amend the Warrant Agreement to change the Floor Price and to provide that the Floor Price be subject to the adjustment provisions contained in Section 4 of the Warrant Agreement.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:
     1. Recitals. The recitations set forth above are true and correct and are incorporated herein by this reference.
     2. Amendments. Section 2.5 of the Warrant Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:
     “2.5 Public Warrants and Private Warrants. The Private Warrants shall have the same terms and be in the same form as the Public Warrants, except that (i) the Founders’ Warrants will become exercisable after consummation of a Business Combination if and when the last sales price of the Common Stock exceeds $14.25 per share (the “Floor Price”) for any 20 trading days within a 30 trading day period beginning 90 days after such Business Combination and (ii) (A) the Founders’ Warrants will be non-redeemable so long as they are held by the Founders or their Permitted Transferees (as defined below) and (B) the Sponsors’ Warrants will be non-redeemable so long as they are held by the Sponsors or their Permitted Transferees. “Permitted Transferees” shall mean any of the Company’s officers, directors or employees, or other persons or entities associated with such Founder or Sponsor (as the case may be) who agree to become subject to the same transfer restrictions as such Founder or Sponsor upon receiving such Private Warrants.”
          Section 3.2 of the Warrant Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

     “3.2 Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the later of the consummation by the Company of a Business Combination or the first anniversary of the Initial Public Offering consummation date, and terminating at 5:00 p.m., New York City time on the earlier to occur of (i) the fifth anniversary of the Initial Public Offering consummation date; or (ii) the date fixed for redemption of the Warrants as provided in Section 6 of this Agreement (“Expiration Date”); provided, however, that, (i) the Warrants shall not be exercisable and the Company shall not be obligated to issue Common Stock unless, at the time a holder seeks to exercise the Warrants, a prospectus relating to Common Stock issuable upon exercise of the Warrants is current and the Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants and (ii) in addition to the exercise conditions set forth in this Section 3.2, the Founders’ Warrants may only become exercisable following the Company’s completion of a Business Combination if and when the last sales price of the Common Stock exceeds the Floor Price for any 20 trading days within a 30 trading day period beginning 90 days after such Business Combination. Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date.”
          Section 4.3 of the Warrant Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:
     “Section 4.3 Adjustments in Warrant Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Sections 4.1 and 4.2 above, each of the Warrant Price and the Floor Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price and Floor Price, as the case may be, immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.”
          Section 6.1 of the Warrant Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:
     “6.1 Redemption. Subject to Section 6.4 hereof, not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time after they become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $.01 per Warrant (the “Redemption Price”), provided, however, that the last sales price of the Common Stock has been equal to or greater than the Floor Price, on each of twenty (20) trading days within any thirty (30) trading day period ending on the third business day prior to the date on which notice of redemption is given; and provided further, however, that with respect to the Founders’ Warrants and the Sponsors’ Warrants, such redemption right shall not be applicable so long as the Warrants are held by any of the Founders or their Permitted Transferees.”
     3. Successors and Assigns. This Agreement shall endure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.
     4. Enforceability. Except as modified hereby, the Warrant Agreement shall remain in full force and effect with the terms and provisions thereof.

     5. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterpart shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.
     6. Effect of Headings. The Section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.
[Signatures Appear on Following Page]

     IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed by the parties hereto as of the date first above written.

Attest:	FREEDOM ACQUISITION HOLDINGS, INC.

/s/ JAIMY CHACKO	By:	/s/ NICOLAS BERGGRUEN

	Name:	Nicolas Berggruen
	Title:	President

Attest:	CONTINENTAL STOCK TRANSFER & TRUST COMPANY

/s/ MICHAEL G. MULLINGS	By:	/s/ FELIX ORIHUELA

	Name:	Felix Orihuela
	Title:	Vice President
[Signature Page to Amendment No. 2 to Warrant Agreement]

Each of the Warrant holders, by their signatures below, acknowledge, agree and consent to the changes set forth in this Amendment and acknowledge and agree that the applicable provisions of their Warrants shall be amended accordingly.

BERGGRUEN HOLDINGS NORTH AMERICA LTD.

By:	/s/ NICOLAS BERGGRUEN

Name:	Nicolas Berggruen
Title:	President

MARLIN EQUITIES II, LLC

By:	/s/ IAN ASHKEN

Name:	Ian Ashken
Title:	Authorized Signatory

/s/ HERBERT A. MOREY

Herbert A. Morey

/s/ WILLIAM P. LAUDER

William P. Lauder

/s/ JAMES N. HAUSLEIN

James N. Hauslein
[Signature Page to Amendment No. 2 to Warrant Agreement]